Exhibit 4.4

THE RYLAND GROUP, INC.,

as Issuer,

THE GUARANTORS NAMED HEREIN

and

[TRUSTEE]

as Trustee

[          ] SUPPLEMENTAL INDENTURE

DATED AS OF ________________, 20___

TO INDENTURE

DATED AS OF ______________

Relating To

[                     ] Notes Due 20___

[          ] SUPPLEMENTAL INDENTURE

     [          ] SUPPLEMENTAL INDENTURE, dated as of _________________, 20___ (the “Supplemental Indenture”), to Indenture, dated as of _________________, among The Ryland Group, Inc. (the “Company”), a Maryland corporation, each of the Guarantors named herein (the “Guarantors”), and _______________________ (the “Trustee”), a national banking association, organized under the laws of the United States of America.

RECITALS

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of _________________ (the “Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided (“Securities”);

     WHEREAS, pursuant to the Indenture, the Company has established and determined to issue $[          ] aggregate principal amount of [                    ] Notes Due 20___ (the “Notes”);

     WHEREAS, pursuant to the terms of the Notes, the Guarantors will fully and unconditionally guarantee the obligations of Ryland under the Notes, on a [senior and unsubordinated basis]; and

     WHEREAS, all things necessary to cause the Notes to be so guaranteed by the Guarantors and to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with their and its terms, have been done.

WITNESSETH:

     NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS

     Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.

     Section 1.02. References in this Supplemental Indenture to section numbers shall be deemed to be references to section numbers of this Supplemental Indenture unless otherwise specified.

     Section 1.03. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

     (1) “Credit Agreement” has the meaning provided in the recitals.

     (2) “Financial Services Segment” means the business segment of the Company and its Subsidiaries engaged in mortgage banking (including the title and escrow businesses), homeowners’ insurance, mortgage servicing, securities issuance, bond administration and management services and related activities, which segment currently consists principally of the activities of Ryland Mortgage Company and its Subsidiaries but excludes the Limited-Purpose Subsidiaries.

     (3) “Financial Services Subsidiaries” means subsidiaries of the Company included within the Financial Services Segment.

     (4) “Guarantee” has the meaning provided in Section 8.01.

     (5) “Guarantor” means (a) initially, each of the Guarantors named on the signature pages of this Supplemental Indenture, and (b) each of the Company’s Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of this Supplemental Indenture, subject, in the case of either (a) or (b) to release of an entity as a Guarantor as provided in this Supplemental Indenture.

     (6) “Holder” means a Person in whose name a Note is registered on the Registrar’s books.

     (7) “Homebuilding Segment” means the business segment of the Company and its Subsidiaries engaged in the construction and sale of single-family attached and unattached dwellings and related activities, including all activities of the Company outside the Financial Services Segment but excluding the Limited-Purpose Subsidiaries.

     (8) “Homebuilding Subsidiaries” means Wholly-Owned Subsidiaries of the Company included within the Homebuilding Segment.

     (9) “Indenture” has the meaning provided in the recitals.

     (10) “Limited-Purpose Subsidiaries” means subsidiaries of the Company included within the Limited-Purpose Subsidiaries Segment.

     (11) “Limited-Purpose Subsidiaries Segment” means the business segment of the Company and its Subsidiaries which facilitates, through special-purpose entities created or existing solely for such purpose, the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage loans and other related activities.

     (12) “Notes” has the meaning provided in the recitals.

     (13) “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision of any of the foregoing.

     (14) “Securities” has the meaning provided in the recitals.

     (15) “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

     (16) “Supplemental Indenture” has the meaning provided in the preamble.

     (17) “Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, any such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization all of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

ARTICLE TWO

ADDITIONAL COVENANTS

     Section 2.01. Future Subsidiaries.

     The Company shall promptly secure the execution and delivery to the Trustee of a Guarantee in substantially the form of Exhibit A hereto with respect to the Notes, from each Subsidiary whether now existing or formed and organized after the date hereof, if such Subsidiary (a) is a Wholly-Owned Subsidiary of the Company, (b) is included in the Homebuilding Segment and (c) guarantees any indebtedness of the Company, or guarantees obligations of any other Subsidiary as a guarantor of any indebtedness of the Company; provided that a Subsidiary whose sole purpose is to serve as a joint venturer, partner, member or shareholders in a joint venture, partnership, limited liability company or corporation that included one or more joint venturers, partners, members of shareholders that are not Affiliates of the Company shall not be required to deliver a Guarantee. Each such Subsidiary that does not deliver a Guarantee on the date hereof shall execute and deliver a Guarantee in accordance with Section 3.02 within 30 days after it meets the criteria set forth in the preceding sentence and the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Indenture and this Supplemental Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with. Thereafter, such Subsidiary shall (unless released in accordance with the terms hereof) be a Guarantor for all purposes hereof with respect to the Notes.

     Section 2.02. Homebuilding Subsidiaries.

     The Company shall not cause or permit the voting securities or other ownership interests of any Homebuilding Subsidiary to be less than 100% owned and controlled, directly or indirectly, by the Company except for a legitimate business purpose unrelated to whether such Subsidiary is required to be a Guarantor hereunder.

ARTICLE THREE

GUARANTEE OF NOTES

     Section 3.01. Guarantee.

     Subject to Section 3.08, each of the Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter, at the time and place and in the manner provided for herein and in the Indenture) and performance of each series of the Notes (collectively with respect to each series of Notes, the “Guaranteed Obligations”). Upon failure by the Company to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay to the Trustee for the benefit of the Holders of the applicable series of Notes, the amount not so paid at the place and in the manner specified herein and in the Indenture. This Article Three is a continuing guaranty of payment and not of collection. Each of the Guarantors waives any right to require any of the Holders to sue the Company, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

     Section 3.02. Execution and Delivery of Guarantee.

     To further evidence the Guarantee set forth in Section 3.01, each Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit A hereto with respect to each series of the Notes. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of an officer of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any Note or Notes.

     Section 3.03. Guarantee Unconditional.

     Subject to Section 3.08, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (1) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations; (2) any modification or amendment of or supplement hereto or to the Indenture; (3) any change in the corporate existence, structure or ownership of the Company or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Company or any other guarantor of any of the Guaranteed Obligations; (4) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Company, any other guarantor of any of the Guaranteed Obligations, whether in connection herewith or any unrelated transactions; (5) any invalidity or unenforceability relating to or against the Company, or any other guarantor of any of the Guaranteed Obligations, for any reason related hereto or to the Indenture or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Company hereunder or under the Indenture; (6) any law, regulation or order of any jurisdiction, or any other event affecting any term of any Guaranteed Obligation or any Holder’s rights with respect thereto; or (7) any other act or omission to act or delay of any kind by the Company, any other guarantor of the Guaranteed Obligations or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

     Section 3.04. Discharge, Release and Reinstatement of Guarantee In Certain Circumstances.

     (1) Subject to Section 3.04(2), each of the Guarantor’s obligations hereunder with respect to any series of Notes shall remain in full force and effect until all Guaranteed Obligations with respect to such series of Notes shall have been indefeasibly paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company or any other party hereunder or under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     (2) In the event that any Guarantor ceases to be a Wholly-Owned Subsidiary of the Company in the Homebuilding Segment, such Guarantor shall be released and discharged from all obligations under this Article Three without any further action required on the part of the Trustee or any Holder; provided that at the time of and immediately after such Guarantor ceases to be a Wholly-Owned Subsidiary of the Company in the Homebuilding Segment, no Default or Event of Default shall have occurred and be continuing with respect to any series of Notes. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 3.04(2) have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 3.04(2). Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Company hereunder as provided in this Article Three.

     Section 3.05. Waivers.

     Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other guarantor of any of the Guaranteed Obligations, or any other Person.

     Section 3.06. Subordination; Subrogation.

     Each of the Guarantors hereby subordinates to the Guaranteed Obligations all indebtedness or other liabilities of the Company or of any other Guarantor to such Guarantor. Each of the Guarantors hereby further agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Company arising out of or by reason of this Article Three or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full.

     Section 3.07. Stay of Acceleration.

     If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms hereof or the Indenture shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Holders.

     Section 3.08. Limitation on Obligations.

     (1) The provisions of this Article Three are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Article Three would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Article Three, then, notwithstanding any other provision of this Article Three to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Holders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 3.08(1) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Holders to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 3.08(1) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under applicable law.

     (2) Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Article Three or affecting the rights and remedies of the Holders hereunder. Nothing in this Section 3.08(2) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

     (3) In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Article Three or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Article Three, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Company after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from the Company after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 3.08(3) shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Article Three from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 3.08(3) are for the benefit of both the Holders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

     Section 3.09. Default and Enforcement.

     If any Guarantor fails to pay in accordance with Section 3.01, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

     Section 3.10. Amendment, Etc.

     No amendment, modification or waiver of any provision of this Supplemental Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

     Section 3.11. Acknowledgment.

     Each Guarantor hereby acknowledges communication of the terms of this Supplemental Indenture, the Indenture and the Notes and consents to and approves of the same.

     Section 3.12. Costs and Expenses.

     Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee,

its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

     Section 3.13. No Merger or Waiver; Cumulative Remedies.

     No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Supplemental Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Supplemental Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Supplemental Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Supplemental Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 3.14. Guarantee in Addition to Other Obligations.

     The obligations of each Guarantor under its Guarantee and this Supplemental Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Supplemental Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

     Section 3.15. Severability.

     Any provision of this Article Three which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Supplemental Indenture and this Article Three.

     Section 3.16. Successors and Assigns.

     Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

     Section 3.17. Acknowledgement under TIA.

     Each Guarantor acknowledges that, by virtue of its Guarantee, it is becoming an “obligor” on indenture securities under the TIA.

ARTICLE FOUR

MISCELLANEOUS

     Section 4.01. TIA Controls.

     If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the TIA, the imposed duties shall control.

     Section 4.02. Conflict with Indenture.

     To the extent not expressly amended or modified by this Supplemental Indenture, the Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Indenture, the provision of this Supplemental Indenture shall control.

     Section 4.03. Governing Law.

     This Supplemental Indenture and the New Notes shall be governed by and construed in accordance with the laws of the State of New York. The Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under this Supplemental Indenture or with regard to the New Notes, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

     Section 4.04. Successors.

     All agreements of the Company in the Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture and this Supplemental Indenture shall bind its successors.

     Section 4.05. Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

THE RYLAND GROUP, INC.

By:_______________________
           Name:
          Title:

[TRUSTEE]

By:_______________________
           Name:
          Title:

GUARANTORS:

CONVEST MANAGEMENT CORPORATION (1)
MOORE’S ORCHARD, LLC (2)
RH AT EMORY GROVE, LLC (3)
RH AT MOUNT HEBRON, LLC (2)
RH BUILDERS OF INDIANA, INC. (1)
RH INVESTMENT OF INDIANA, INC. (1)
RH OF INDIANA, L.P. (4)
RH OF MARYLAND, LLC (5)
RH OF TEXAS LIMITED PARTNERSHIP (6)
RH ORGANIZATION, INC. (1)
RYLAND COMMUNITIES, INC. (1)
RYLAND GOLF COURSE AT THE COLONY, INC. (1)
RYLAND HOMES INVESTMENT-TEXAS, INC. (1)
RYLAND HOMES NEVADA, LLC (7)
RYLAND HOMES OF TEXAS, INC. (1)
RYLAND HOMES OF ARIZONA, INC. (1)
RYLAND HOMES OF CALIFORNIA, INC. (1)
RYLAND ORGANIZATION COMPANY (1)
RYLAND VENTURES, INC. (1)
RYLAND VENTURES II, INC. (1)
RYLAND VENTURES III, INC. (1)
RYLAND VENTURES IV, INC. (1)
THE REGENCY ORGANIZATION, INC. (1)
THE RYLAND CORPORATION (1)

(1)	By:	__________________________
Name: Cathey S. Lowe
Title: Treasurer

(2)	By:	Ryland Ventures III, Inc.

Its: General Manager

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(3)	By:	Ryland Ventures III, Inc.
Its: Managing Member

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(4)	By:	RH Builders of Indiana, Inc.
Its: General Partner

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(5)	By:	Ryland Ventures, Inc.
Its: General Manager

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(6)	By:	Ryland Homes of Texas, Inc.
Its: General Partner

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(7)	By:	The Ryland Group, Inc.
Its: General Partner

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

EXHIBIT A

GUARANTEE

     For value received, each of the undersigned hereby fully and unconditionally guarantees, on a senior and unsubordinated basis, as principal obligor and not only as a surety, to the Holders of the [                    ] Notes Due 20   (the “Notes”) issued pursuant to the indenture dated as of __________________ by and between The Ryland Group, Inc. (the “Company”) and __________________ , as trustee (the “Trustee”), cash payments in United States Dollars of any amounts due with respect to the Notes in the amounts and at the times when due and interest on all overdue amounts, if lawful, and the payment or performance of all other obligations of the Company under the Supplemental Indenture (as defined below) or the Notes, to the Holders of Notes and the Trustee, all in accordance with and subject to the terms and limitations of the Notes, the Indenture, the Supplemental Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Three of the Supplemental Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the [          ] Supplemental Indenture, dated as of [                    ], among the Company, the Guarantors named therein and the Trustee, as amended or supplemented (the “Supplemental Indenture”).

     The obligations of each of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee are expressly set forth in Article Three of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the provisions of the Indenture to which this Guarantee relates.

     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

     This Guarantee is subject to release upon the terms set forth in the Supplemental Indenture.

     The undersigned acknowledges that this Guarantee is subject to the TIA and the undersigned agrees to discharge its duties under the TIA.

     IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed.

Dated: _________________________

GUARANTORS:

CONVEST MANAGEMENT CORPORATION (1)
MOORE’S ORCHARD, LLC (2)
RH AT EMORY GROVE, LLC (3)
RH AT MOUNT HEBRON, LLC (2)
RH BUILDERS OF INDIANA, INC. (1)
RH INVESTMENT OF INDIANA, INC. (1)
RH OF INDIANA, L.P. (4)
RH OF MARYLAND, LLC (5)
RH OF TEXAS LIMITED PARTNERSHIP (6)
RH ORGANIZATION, INC. (1)
RYLAND COMMUNITIES, INC. (1)
RYLAND GOLF COURSE AT THE COLONY, INC. (1)
RYLAND HOMES INVESTMENT-TEXAS, INC. (1)
RYLAND HOMES NEVADA, LLC (7)
RYLAND HOMES OF TEXAS, INC. (1)
RYLAND HOMES OF ARIZONA, INC. (1)
RYLAND HOMES OF CALIFORNIA, INC. (1)
RYLAND ORGANIZATION COMPANY (1)
RYLAND VENTURES, INC. (1)
RYLAND VENTURES II, INC. (1)
RYLAND VENTURES III, INC. (1)
RYLAND VENTURES IV, INC. (1)
THE REGENCY ORGANIZATION, INC. (1)
THE RYLAND CORPORATION (1)

(1)	By:	________________________
Name: Cathey S. Lowe
Title: Treasurer

(2)	By:	Ryland Ventures III, Inc.

Its: General Manager

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(3)	By:	Ryland Ventures III, Inc.
Its: Managing Member

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(4)	By:	RH Builders of Indiana, Inc.
Its: General Partner

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(5)	By:	Ryland Ventures, Inc.
Its: General Manager

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(6)	By:	Ryland Homes of Texas, Inc.
Its: General Partner

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

(7)	By:	The Ryland Group, Inc.
Its: General Partner

By: ______________________
Name: Cathey S. Lowe
Title: Treasurer

A-4